SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                              November 7, 2002
                     ----------------------------------
                     (Date of earliest event reported)


                              Niku Corporation
           --------------------------------------------------------
           (Exact name of Registrant as specified in its charter)


        Delaware                   000-28797                    77-0473454
-------------------------------------------------------------------------------

(State of Incorporation)     (Commission File No.)            (IRS Employer
                                                             Identification No.)


                              305 Main Street
                       Redwood City, California 94063
        -------------------------------------------------------------
        (Address of principal executive offices, including zip code)


                               (650) 298-4600
            ------------------------------------------------------
            (Registrant's telephone number, including area code)


                              Not Applicable.
       -------------------------------------------------------------
       (Former name or former address, if changed since last report)




ITEM 5.  OTHER EVENTS.

On November 7, 2002, the Company issued a press release announcing the termination of the lease for its former headquarters at 350 Convention Way, Redwood City, California. A copy of the press release is filed as Exhibit
99.1 hereto. Copies of the agreements that the Company entered into in connection with the termination of the lease are also filed as exhibits hereto.

ITEM 7.  EXHIBITS.

Exhibit Number        Description
--------------        -----------

4.1 Warrant to Purchase Common Stock of Niku Corporation dated October 31, 2002, in favor of Limar Realty Corp. #30

10.1 Termination of Lease Agreement dated October 31, 2002, between Limar Realty Corp. #30 and Niku Corporation

10.2 Voting Agreement dated October 31, 2002, between Limar Realty Corp. #30 and Niku Corporation

10.3 Bill of Sale dated October 31, 2002, between Limar Realty Corp. #30 and Niku Corporation

99.1                  Press Release dated November 7, 2002




                                 SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         NIKU CORPORATION


 Date:   November 7, 2002                By:    /s/ Joshua Pickus
                                                ------------------------------
                                                Name:  Joshua Pickus
                                                Title: Chief Financial Officer




                               EXHIBIT INDEX
Exhibit
 Number               Description
-------               -----------

4.1 Warrant to Purchase Common Stock of Niku Corporation dated October 31, 2002, in favor of Limar Realty Corp. #30

10.1 Termination of Lease Agreement dated October 31, 2002, between Limar Realty Corp. #30 and Niku Corporation

10.2 Voting Agreement dated October 31, 2002, between Limar Realty Corp. #30 and Niku Corporation

10.3 Bill of Sale dated October 31, 2002, between Limar Realty Corp. #30 and Niku Corporation

99.1                  Press Release dated November 7, 2002

                                                                 EXHIBIT 4.1




THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THE SECURITIES EVIDENCED BY THIS WARRANT NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, OFFERED FOR SALE, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE LAWS OR IN A TRANSACTION THAT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE LAWS FOLLOWING DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                     THIS WARRANT IS NON-TRANSFERABLE.

Date of Issuance: October 31, 2002                Warrant to Purchase
                                                  14,450,000 Shares of Common
                                                  Stock (subject to adjustment)


                      WARRANT TO PURCHASE COMMON STOCK
                                     of
                              NIKU CORPORATION

This certifies that, for value received, Limar Realty Corp. #30, a California corporation ("Holder"), is entitled, subject to the terms set forth below, to purchase from Niku Corporation (the "Company"), a Delaware corporation, Fourteen Million Four Hundred Fifty Thousand (14,450,000) shares of the common stock, par value $.0001, of the Company (the "Common Stock") upon surrender hereof, at the principal office of the Company referred to below, with the Notice of Exercise form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, of the Exercise Price as set forth in Section 2 below. The term "Warrant" as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein. The term "Warrant Shares" as used herein shall mean the shares of Common Stock purchasable upon the exercise of this Warrant, as such number may be adjusted from time to time pursuant to
Section 11 hereof.

1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the date hereof, and ending at 5:00 p.m., Pacific time, on October 31, 2007, unless earlier terminated in accordance with Section 11 hereof, and shall expire and be void thereafter.

2. Exercise Price. The price at which this Warrant may be exercised shall be $0.0001 per Warrant Share (the "Exercise Price"), as such price per Warrant Share may be adjusted from time to time pursuant to Section 11 hereof.

3.   Exercise of Warrant.

                  (a) The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part at any time and from time to time during the term hereof as described in Section 1 above, by (i) the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) accompanied by (ii) payment in full to the Company via wire transfer of immediately available funds or by certified or official bank check of the aggregate Exercise Price payable in respect of the number of Warrant Shares purchased upon such exercise.

                  (b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise in accordance with Section 3(a) above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within twenty (20) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Warrant Shares issuable upon such exercise. In the event that the such exercise of this Warrant is in part only, the Company shall, unless this Warrant shall have expired, issue and deliver at its expense to the Holder a new warrant (dated the date hereof) identical to this Warrant (except in respect of the number of Warrant Shares for which it may be exercised) evidencing the right to purchase a number of Warrant Shares equal (without giving effect to any adjustment herein) to the number of Warrant Shares called for on the face of this Warrant minus the sum of (i) the number of such Warrant Shares purchased by the Holder upon such exercise and, (ii) only in the case of an exercise pursuant to Section 3(c) below), the number of Warrant Shares represented by the difference between "X" and "Y" in the formula set forth in Section 3(c) below.

                  (c) Net Issue Exercise. If the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation, the calculation being set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive Warrant Shares equal to the quotient X determined in accordance with the formula set forth below by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise and notice of such election:

                  X =        Y (A - B)
                             ---------
                                 A

                  X = the number of shares of Common Stock to be issued to the Holder

                  Y =        the number of shares of Common Stock
                             purchasable under the Warrant (at the date of such calculation)

                  A = the fair market value of one share of the Company's Common Stock (at the date of such calculation)

                  B = Exercise Price (as adjusted to the date of such calculation)


For purposes of the above calculation, the fair market value of one share of Common Stock shall equal the average of (i) the closing prices quoted on the Nasdaq National Market or Nasdaq SmallCap Market or (ii) the last reported sale prices of the Common Stock on any exchange on which the Common Stock is listed or (iii) the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary, whichever is applicable, in each case for the ten (10) trading days prior to the date of determination of fair market value, as published in the Western Edition of The Wall Street Journal; provided, however, that if no such public market for the Company's Common Stock exists at the time of such exercise, the fair market value of one share of Common Stock shall be determined by the Company's Board of Directors in good faith.

4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

5. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

6. Rights of Stockholders. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of any Warrant Shares issuable upon the exercise hereof (or any other securities of the Company that may pursuant to Section 11.2 hereof at any time be issuable on the exercise hereof) for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, (i) any of the rights of a stockholder of the Company, (ii) any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise), (iii) subject to Section 9 below, to receive notice of meetings, or (iv) to receive dividends or subscription rights or otherwise until and to the extent that the Warrant shall have been exercised as provided herein.

7.   Transfer of Warrant.

                  (a) Warrant Register. The Company will maintain a register (the "Warrant Register") containing the name and address of the Holder. The Holder of this Warrant may change its address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. The Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

                  (b) Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7(a) above, issuing the Warrant Shares, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

                  (c) Transferability and Non-negotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part, except to a successor by operation of law to the Holder.

                  (d) Compliance with Securities Laws.

                           (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares issuable upon the exercise hereof (or any other securities of the Company that may pursuant to Section 11.2 hereof be issuable on the exercise hereof) are being or will be acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder (A) will not offer, sell, pledge, distribute, transfer or otherwise dispose of this Warrant, and (B) will not offer, sell, pledge, distribute, transfer or otherwise dispose of the Warrant Shares (or such other securities) to be issued upon exercise hereof, in either case except (1) under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws or, (2) subject to subsection (c) above, in a transaction that is exempt from the registration requirements of the Securities Act and applicable state securities laws following delivery to the Company of an opinion of counsel satisfactory to the Company that such registration is not required.

                           (ii) The Holder understands that neither this Warrant nor the Warrant Shares to be issued upon exercise hereof have been registered under the Securities Act by reason of a specific exemption therefrom, that the Holder may be required to hold this Warrant and any Warrant Shares to be issued upon exercise hereof indefinitely, and that the Holder must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition of such Warrant Shares is registered under the Act or is exempt from such registration.

                           (iii) All shares of Common Stock to be issued upon exercise hereof (or any other securities of the Company that may pursuant to Section 11.2 hereof be issuable on the exercise hereof) shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws or the Company's certificate or bylaws):

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. THESE SECURITIES MAY BE NOT SOLD, OFFERED FOR SALE, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE LAWS OR IN A TRANSACTION THAT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE LAWS FOLLOWING DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

8. Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares issuable upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Amended and Restated Certificate of Incorporation (the "Certificate") to provide sufficient reserves of Common Stock issuable upon exercise of this Warrant. The Company further covenants that all shares of Common Stock that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

9.   Notices.

                  (a) Upon the written request of the Holder, whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and the number of Warrant Shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.

                  (b) In case:

                           (i) The Company shall take a record of the holders of its Common Stock (or other securities at the time receivable pursuant to Section 11.2 hereof upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

                           (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, any conveyance of all or substantially all of the assets of the Company to another corporation, or any meeting of the Company's stockholders called for the purpose of approving any transaction pursuant to which securities of the Company representing the power to cast a majority (assuming for such purpose the exercise of the then unexercised portion of this Warrant) of the eligible votes at a meeting of the Company's stockholders are to be acquired by any person or group of persons, or

                           (iii) of any voluntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will give to the Holder a notice specifying, as the case may be, (A) in the case of clause (i) above, the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) in the case of clauses (ii) and
(iii) above, the date on which such reorganization, reclassification, consolidation, merger, conveyance, meeting, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or other securities at the time receivable pursuant to Section 11.2 hereof upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be sent at least 10 business days prior to the date therein specified.

                  (c) All such notices, advices and communications shall be given by hand delivery, United States mail, facsimile, or overnight air courier guaranteeing next day delivery to the following address: (i) if to Holder, at the address or facsimile number set forth on the signature pages hereto, with a copy to Kay & Merkle, 100 The Embarcadero, Penthouse, San Francisco, California, 94105, Facsimile number (415) 512 9277, Attention:
Walter F. Merkle, Esq., and (ii) if to the Company, at the address or facsimile number set forth on the signature pages hereto, attention Chief Financial Officer. All such notices shall be deemed to have been duly given at the time delivered, if personally delivered; five (5) business days after being deposited in the United States mail, postage prepaid if mailed (so long as a fax copy is sent and receipt acknowledged within two (2) business days after mailing); when receipt acknowledged, if sent by facsimile (so long as a copy is sent by overnight air courier for next-day delivery); and next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next business day delivery. The parties may change the address to which notices are given by giving five
(5) days prior written notice of such change in accordance herewith.

10.   Amendments.

                  (a) Any term of this Warrant may be amended with the written consent of the Company and the Holder.

                  (b) No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

11. Adjustments. The Exercise Price and the number of shares of Common Stock purchasable hereunder are subject to adjustment from time to time as follows:

         11.1 Merger, Sale of Assets, etc. If at any time while this Warrant, or any portion hereof, is outstanding and unexpired there shall be
(i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for in Section 11.2 or 11.3 below), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, (iii) an acquisition (pursuant to any tender offer or exchange offer or any corporate action approved by the Company's shareholders) by any person or group of persons of securities of the Company representing the power to cast a majority (assuming for such purpose the exercise of the then unexercised portion of this Warrant) of the eligible votes at a meeting of the Company's stockholders or (iv) a sale or transfer of all or substantially all of the Company's assets to any other person, then, provided the Company shall have complied with its obligations under Section 9 hereof in respect of such corporate action, as applicable, this Warrant shall be cancelled as of 5:00 p.m., Pacific time, on the business day prior to the effective date of such reorganization, merger, consolidation, acquisition, sale or transfer unless exercised in accordance with Section 3 above prior to such time.

         11.2 Reclassification, etc. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall by reclassification of securities or otherwise change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11.

         11.3 Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split or subdivide or combine the Common Stock (or other securities at the time receivable pursuant to Section 11.2 hereof upon the exercise of this Warrant) as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination, and the number of shares purchasable hereunder shall be proportionally increased in the case of a split or subdivision or proportionally decreased in the case of a combination.

         11.4 No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 11 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

12.   Registration Provisions

         12.1   Registration of Shares. The Company agrees that within sixty
(60) calendar days of the date hereof it shall use its commercially reasonable efforts to file, at its own expense, a Registration Statement
(as defined below) under the Securities Act covering the resale of the Warrant Shares and will use its commercially reasonable efforts to cause such Registration Statement to be declared effective as soon as practicable and in no event later than six (6) months from the date hereof (or the next business day if such day is a holiday or weekend). If through use of Company's commercially reasonable efforts the registration has not been effected within the time period described in the above sentence, Company is obligated to continue to use commercially reasonable efforts to effect a registration of the Warrant Shares. The date on which any Registration is required to be effective is referred to as the "Required Registration Date" with respect to such Registration Statement. The obligations to have any such Registration Statement declared effective on or before the Required Registration Date and to maintain such effectiveness as provided in this
Section 12 are referred to herein as the "Registration Requirement."

         12.2 The registration statement filed or required to be filed under the Securities Act in accordance with Section 12.1 hereof, along with any amendments and additional registration statements, is referred to as the "Registration Statement." The Company will provide prompt written notice to the Holder when the Registration Statement has been declared effective by the SEC. If the transfer agent issues any stock certificates to Warrant Holder prior to the Registration Statement being declared effective by the SEC, such stock certificates shall bear a restrictive legend stating that the shares are unregistered in substantially the form in Section 7(d)(iii) above. Once the Registration Statement has been declared effective by the SEC, Warrant Holder may request that the transfer agent re-issue any stock certificates issued prior to the Registration Statement without such restrictive legend. Legal counsel for the Company shall promptly supply transfer agent with the information transfer agent requires of Company to remove such legend, including but not limited to an opinion letter stating that the shares should not bear the restrictive legend referred to in Section 7(d)(iii) above and a copy of the Registration Statement. If any stock certificates are issued after the Registration Statement has been declared effective by the SEC, the Company will supply the transfer agent with sufficient documentation, including but not limited to a copy of the Registration Statement, for the transfer agent to issue the Warrant Holder stock certificates without the restrictive legend referred to in Section 7(d)(iii) above.

         12.3 The Company will: (A) keep the Registration Statement effective until the earlier of (x) the third (3rd) anniversary of the date hereof and (y) the date all of the Warrant Shares registered on such Registration Statement are no longer held by the Holder (such earlier period, the "Registration Period"); (B) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement (as so amended and supplemented from time to time, the "Prospectus") as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Warrant Shares registered thereunder; (C) furnish such number of Prospectuses and other documents incident thereto, including any amendment of or supplement to the Prospectus, as Holder from time to time may reasonably request; and (D) bear all fees and expenses incurred in connection with the performance by the Company of its obligations under this Section 12 whether or not the Registration Statement is declared effective, other than fees and expenses, if any, of counsel or other advisors to the Holder or underwriting discounts, brokerage fees and commissions incurred by the Holder. The Holder will have the right to review the description of the selling stockholder, plan of distribution and all other references to the Holder and its affiliates contained in the Registration Statement and each Prospectus.

         12.4 The Company will furnish to the Holder upon request a reasonable number of copies of a supplement to or an amendment of any Prospectus as may be necessary in order to facilitate the public sale or other disposition of all or any of the Warrant Shares by the Holder or any of its affiliates pursuant to the Registration Statement.

         12.5 Notwithstanding anything else in this Section 12 if, at any time during which a Prospectus is required to be delivered in connection with the sale of any Warrant Shares, the Company determines in good faith that a development has occurred or a condition exists as a result of which the Registration Statement or the Prospectus contains a material misstatement or omission, or that a material transaction in which the Company is engaged or proposes to engage would require an amendment to the Registration Statement, a supplement to the Prospectus, or a filing under the Exchange Act or other public disclosure of material information and the disclosure of such transaction would be injurious to the consummation of the transaction, the Company will immediately notify the Holder thereof by telephone and in writing. Upon receipt of such notification, the Holder will immediately suspend all offers and sales of Warrant Shares pursuant to the Registration Statement. In such event, the Company at its cost will amend or supplement the Registration Statement and the Prospectus or make such filings or public disclosures as promptly as practicable and will take such other steps as may be required to permit sales of the Warrant Shares thereunder by the Holder in accordance with applicable federal and state securities laws. The Company will promptly notify the Holder after it has determined in good faith that such sales have become permissible in such manner and will promptly deliver copies of the Registration Statement and the Prospectus (as so amended or supplemented, if applicable) to the Holder in accordance with this Section 12. Notwithstanding the foregoing the aggregate periods during which such sales may be suspended ("Blackout Periods") at any time will not exceed ninety (90) calendar days in any twelve-month period.

         12.6 The provisions of this Section 12 shall terminate in the event that the Company otherwise is no longer subject to Section 13 or 15(d) of the Exchange Act or upon a acquisition or merger of the Company or the sale of all or substantially all of its assets.

13. Descriptive Headings and Governing Law. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware, without regard to conflicts of law provisions.

14. Holder Representation. The Holder hereby makes the representations set forth in Annex I attached hereto and shall have executed Annex I in connection with this Warrant.


         IN WITNESS WHEREOF, Niku Corporation has caused this Warrant to be executed by its officers thereunto duly authorized.



NIKU CORPORATION


By:/s/ Joshua Pickus
   -------------------------
     Name:  Joshua Pickus

     Title:   CFO
     Address: Niku Corporation
              305 Main Street
              Redwood City, California 94063

     Fax No.: 650-298-4601



Holder:  LIMAR REALTY CORP. #30



By:/s/ Theodore H. Kruttschnitt
   ----------------------------
     Name:    Theodore H. Kruttschnitt

     Title:   President
     Address: Limar Realty Group
              1730 South El Camino Real, Suite 400
              San Mateo, California 94402

     Fax No.: 650-525-9345





                             NOTICE OF EXERCISE


To:      NIKU CORPORATION

         1. The undersigned hereby (A) elects to purchase ______ shares of Common Stock of Niku Corporation, pursuant to the provisions of Section 3(a) of the attached Warrant, and tenders herewith via wire transfer of immediately available funds or by certified or official bank check payment of the purchase price for such shares in full or (B) elects to exercise this Warrant for the purchase of ______ shares of Common Stock, pursuant to the provisions of Section 3(c) of the attached Warrant, and shall be deemed
to have tendered $     (1) as payment for such shares of Common Stock in
accordance with the terms of the Warrant.

         2. In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell, pledge, hypothcate, transfer or otherwise dispose of any such shares of Common Stock except pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") and applicable state laws or in a transaction exempt from such registration requirements following delivery to the Company of an opinion of counsel satisfactory to the Company that such registration is not required.

         3. The undersigned is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

         4. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                                                   ----------------------------
                                                   (Name)




        LIMAR REALTY CORP. #30

        By:
             Name:
             Title:
             Date:

-------------------

(1)   Provide calculation in accordance with Section 3(c) of the Warrant.




                                                                    Annex I

Date: October 31, 2002

TO: Niku Corporation, a Delaware corporation (the "Company)

1. The undersigned has received copies of the Company's most recent publicly-filed documents, consisting of the Annual Report and 10-K, Proxy Statement, each 10-Q and 8K filed subsequent to last 10-K, and has had access to such other information as it deems necessary or appropriate in deciding to acquire the Securities and the opportunity to ask questions and receive answers from the Company regarding such information. The undersigned has had a significant business relationship with the Company unrelated to its acquisition of the Securities. The undersigned is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act") and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of the investment in the Securities and of bearing the economic risk of such an investment.

2. The undersigned is acquiring the Securities for the undersigned's own account (not for the benefit of any other person) for investment only and not with a view toward resale or distribution thereof within the meaning of the Securities Act. The undersigned has no present intention of selling or distributing the Securities.

3. The undersigned understands that the Securities have not been registered under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering, in reliance upon a specific exemption contained in the Securities Act and applicable regulations promulgated thereunder, and that the Securities may not be offered for sale, resold or otherwise transferred without registration under the Securities Act or an exemption therefrom. The undersigned realizes that the Company's reliance on such exemption is predicated on the undersigned's representations set forth herein.

4. The undersigned is familiar with Rule 144 under the Securities Act, which in substance permits public resale in a non-public offering of "restricted securities" such as the Securities acquired from the issuer, subject to the satisfaction of the conditions set forth in Rule 144, including the holding period and, if applicable, volume conditions set forth therein. The undersigned will not sell or otherwise transfer any of the Securities except pursuant to an effective registration statement or unless it has provided the Company with written assurances in form and substance customary in such circumstances that (i) the proposed sale or other transfer does not require registration under the Securities Act or
(ii) all appropriate action necessary for compliance with an exemption from registration under the Securities Act (including Rule 144) has been taken.

5. The undersigned understands that the Company's stock transfer records will be noted to reflect such restrictions on transferability of the Securities as, in the judgment of the Company are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law, and the certificate evidencing such securities will bear a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THE SECURITIES EVIDENCED BY THIS WARRANT NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, OFFERED FOR SALE, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE LAWS OR IN A TRANSACTION THAT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE LAWS FOLLOWING DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."




               Signature:                          /s/ Theodore H. Kruttschnitt
                                                   ----------------------------
               Name (print):                       Theodore H. Kruttschnitt

               Title (if applic.):                 President

               Company (if applic.):               Limar Realty Corp. #30

                                                               EXHIBIT 10.1



                       TERMINATION OF LEASE AGREEMENT



         This Termination of Lease Agreement ("Termination Agreement") is entered into as of this 31st day of October 2002, by and between LIMAR REALTY CORP #30, a California corporation ("Landlord") and NIKU
CORPORATION, a Delaware corporation ("Tenant"), with respect to the following facts:

                                  Recitals

         A. Landlord, as successor to DLC Redwood City, a California limited partnership, and Tenant are parties to that certain Office Lease dated March 28, 2000 (the "Lease"), covering that certain building located at 350 Convention Way in the City of Redwood City, County of San Mateo, State of California, consisting of approximately 75,945 rentable square feet, and more particularly described in the Lease (the "Premises").

         B. There is pending, in the Superior Court of California for the County of San Mateo, a Complaint entitled Limar Realty Corp. #30 v. Niku, Inc, Case No. Civ 424301 (hereinafter referred to as the "Action") in which, among other things, Landlord alleges that Tenant has breached the Lease.

         C. The Tenant has determined that the cost the Tenant would sustain if it continues to occupy the Premises is greater than the cost Tenant now desires to incur. The Tenant has taken the position that it has already surrendered possession of the Premises and terminated the Lease, and the Landlord takes the position that the Lease remains in effect. Without waiver of Tenant's foregoing position (which is maintained throughout this Termination Agreement), Tenant states that it has made an independent decision to terminate the Lease and the Tenant acknowledges and agrees that, given the costs to the Tenant of maintaining the Lease, and the likely inability of the Tenant to avoid very significant costs through subleasing the Premises or otherwise (including but not limited to being potentially liable for any shortfall after Landlord has mitigated its damages), the Tenant is receiving reasonably equivalent value by reason of termination of the Lease in exchange for payment by the Tenant of the consideration to be paid to Landlord as described in this Termination Agreement.

         D. The Landlord is willing to acknowledge and accept Tenant's termination of the Lease, and terminate the Lease, in accordance with the provisions of this Termination Agreement, and Landlord and Tenant desire to settle all disputes which exist between them, including, but not limited to the Action, pursuant to the terms and conditions set forth below.


         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. Capitalized Terms. Capitalized terms not defined herein shall have the meaning set forth in the Lease.

         2. Agreement. Landlord and Tenant hereby agree to terminate the Lease and Landlord agrees to dismiss the Action in accordance with the terms and conditions of this Termination Agreement. Landlord and Tenant agree that, subject to satisfaction or waiver of the conditions set forth in Paragraph 6 below, the Lease shall terminate as of October 10, 2002 (the "Termination Date"), and, notwithstanding anything to the contrary in the Lease, shall thereafter be of no further force and effect. Subject to satisfaction or waiver of the conditions set forth in Paragraph 6 below, all of Tenant's rights in and to the Premises and obligations with respect to the Premises shall terminate as of the Termination Date and Tenant hereby quitclaims all of its right, title and interest to the Premises under the Lease to Landlord as of the Termination Date. Subject to satisfaction or waiver of the conditions set forth in Paragraph 6 below, the right of the Tenant to occupy and possess the Premises shall terminate effective as of the Termination Date and, as of the Termination Date, Tenant shall be deemed to have surrendered the Premises to Landlord.

         3. Payment of Rent. In connection with termination of the Lease, and subject to the condition described in Paragraph 7(a) below, Tenant shall pay to Landlord, on the date set forth in Paragraph 8 below, (a) the accrued and unpaid amounts of Basic Rent and Additional Rent payable pursuant to the Lease through August 15, 2002, as well as (b) unpaid late fees and costs, all in the aggregate amount of Eight Hundred Ninety-Four Thousand Seventy Five Dollars and Ninety-Nine Cents ($894,075.99) (the "Rent Payment"). In addition to the Rent Payment, Tenant shall pay to Landlord on the date set forth in Paragraph 8 below, the (a) accrued and unpaid amounts of Basic Rent and Additional Rent payable pursuant to the Lease from August 16, 2002 through October 10, 2002, as well as (b) unpaid late fees and costs, all in the aggregate amount of One Million Fifteen Thousand Dollars ($1,015,000.00) (the "Additional Rent Payment"). Landlord and Tenant stipulate that the Rent Payment and Additional Rent Payment figures set forth above shall be deemed to be those monies due under the Lease and through October 10, 2002, and that no other monies are due by Tenant thereunder through October 10, 2002.

         4. Lease Termination Consideration. As full consideration for the termination of the Lease, and subject to the condition described in Paragraph 7(a) below, Tenant shall pay or deliver to Landlord, on or before the applicable dates or occurrence of events described in Paragraph 8 below, all of the following:

                  (a) Tenant shall pay to Landlord, by wire transfer (pursuant to the wire instructions attached as Exhibit I) in immediately-available funds, the total sum of Five Million Six Hundred and Seventy Nine Thousand Five Hundred Dollars ($5,679,500) (the "Cash Payment") in two installments when and as set forth in Paragraph 8 (a)(i) and (ii) below;

                  (b) Tenant shall deliver to Landlord an original fully-executed bill of sale ("Bill of Sale") in the form attached hereto as Exhibit A, which Bill of Sale shall convey to Landlord the tangible personal property of Tenant listed on Schedule 1 to Exhibit A hereto (collectively, "Personal Property"). The Personal Property shall be conveyed by Tenant to Landlord, free of encumbrances and liens of any kind whatsoever;

                  (c) Tenant shall execute and deliver to Landlord a warrant for the purchase of common shares in the form attached hereto as Exhibit B (the "Warrant"). The Warrant shall provide for a right of Landlord to purchase 14,450,000 shares of the common stock of Tenant at a price per share of $0.0001, as more particularly described in Exhibit B attached hereto; and

                  (d) Effective as of the date on which the provisions of Paragraph 7(a) below are satisfied in full, Tenant shall convey and release to Landlord, and hereby does convey and release to Landlord, the Security Deposit as defined in the Lease subject to the provisions of Paragraph 11 below.

         5. Additional Documents. In connection with the Warrant, Landlord and Tenant will execute a Voting Agreement ("Voting Agreement") in the form attached hereto as Exhibit C, and Landlord and Farzad Dibachi and Rhonda Dibachi ("Key Shareholders") will execute a Tag-Along Agreement in the form attached hereto as Exhibit D ("Tag-Along Agreement"). Tenant shall cause the Key Shareholders to execute and deliver the Tag-Along Agreement.

         6. Landlord's Conditions. The obligations of Landlord pursuant to this Termination Agreement, as well as the termination of the Lease, are subject to the satisfaction of all of the following conditions precedent, which conditions are for the benefit of Landlord only and the satisfaction of which may be waived only in writing by Landlord:

                  (a) Tenant shall have directed its bank to pay, in a timely manner, payment of all amounts required to be paid by Tenant to Landlord pursuant to Paragraphs 8(a)(i) and (ii) and Paragraph 11 of this Termination Agreement by wire transfer in immediately available funds;

                  (b) Tenant shall have timely delivered to Landlord all documents required to be delivered by Tenant pursuant to Paragraphs 8(a)(iii), (iv), (v) and (vi) of this Termination Agreement; and

                  (c) Within seven (7) days of the later to occur of (i) final execution of this Termination Agreement and (ii) Landlord's delivery to the issuing bank of the request for draw against the Letter of Credit (as defined below), Landlord shall have received cash in the amount of Five Million Eight Hundred Seventy-Eight Thousand One Hundred Forty-Three Dollars ($5,878,143.00) representing the draw against the Letter of Credit as more particularly described and provided for in Paragraph 11 below.

         7. Tenant's Conditions The obligations of Tenant pursuant to this Termination Agreement, are subject to the satisfaction on or before the dates or occurrences set forth below in this Paragraph 7 of all of the following conditions precedent, which conditions are for the benefit of Tenant only and the satisfaction of which may be waived only in writing by
Tenant:

                  (a) On or before November 4, 2002, Landlord shall have timely delivered to Tenant all documents required to be delivered by Landlord pursuant to the provisions of Paragraph 8(b)(i) and (ii); and

                  (b) On or before February 11, 2003, a Final Dismissal shall be delivered to Lizbeth R. Gordon at Gordon & Rees as more particularly described in Paragraph 8(b)(iii).

         8. Deliveries. On or before the dates or occurrences specified below in this Paragraph 8, each of Landlord and Tenant, as applicable, shall deliver the described documents and Tenant shall cause its bank to pay as described below, the required payments, as follows:

                  (a) Tenant shall deliver to Landlord the following documents, cause its bank to pay via wire transfer (pursuant to the wire instructions attached as Exhibit I) the required payments as described below, and comply with the terms of Paragraph 11 as it concerns the Security Deposit as provided below:

                           (i) On or before November 6, 2002, Tenant shall
cause its bank to pay to Landlord by wire transfer (providing to Walter F. Merkle a federal wire reference number), in immediately available funds, the (x) Rent Payment ($894,075.99) and (y) the first installment Four Million Six Hundred Seventy-Nine Thousand Five Hundred Dollars ($4,679,500.00) of the Cash Payment ("Initial Cash Payment"), for a total of Five Million Five Hundred Seventy-Three Thousand Five Hundred Seventy-Five Dollars and 99/100 Cents ($5,573,575.99);

                           (ii) On February 3, 2003, Tenant shall cause its
bank to pay to Landlord by wire transfer (providing to Walter F. Merkle a federal wire reference number), in immediately available funds, the (x) Additional Rent Payment ($1,015,000.00), and (y) the second installment (One Million Dollars ($1,000,000.00)) of the Cash Payment (collectively "Subsequent Cash Payment"), for a total of Two Million Fifteen Thousand Dollars ($2,015,000.00). If Tenant fails to cause its bank as described above to pay the Subsequent Cash Payment on February 3, 2003, Tenant shall then owe Landlord an additional payment of Two Million Dollars ($2,000,000.00) ("Additional Cash Payment") due and payable immediately upon written demand. Notwithstanding any provision to the contrary of this Termination Agreement, it is acknowledged and agreed that, except in the case where the Tenant causes its bank no later than February 3, 2003 to pay the Subsequent Cash Payment to Landlord by wire transfer in immediately available funds, in which case the total Cash Payment is in the amount described in Paragraph 4(a), the Cash Payment (which will include the Additional Cash Payment) is to be in the amount of Seven Million Six Hundred and Seventy-Nine Thousand Five Hundred Dollars ($7,679,500.00) resulting in a total Subsequent Cash Payment in the amount of Four Million Fifteen Thousand Dollars ($4,015,000.00). Provided only that the full amount of the Subsequent Cash Payment (i.e. $2,015,000.00) is paid on or before February 3, 2003, the full amount of the Cash Payment is Five Million Six Hundred and Seventy-Nine Thousand Five Hundred Dollars ($5,679,500.00), and the Additional Cash Payment shall not be paid or payable. If the Subsequent Cash Payment in the amount of Two Million Fifteen Thousand Dollars ($2,015,000.00) is paid in full on or before February 3, 2003, the Landlord has agreed to forego payment of the Additional Cash Payment, thereby discounting the total consideration reasonably receivable by Landlord in connection with termination of the Lease;

                           (iii) Tenant shall deliver to Landlord the
counterpart original of the fully-executed Bill of Sale by November 5, 2002, as well as a counterpart original of a fully executed Termination Agreement;

                           (iv) Tenant shall deliver to Landlord the
counterpart original of the fully-executed Warrant by November 5, 2002;

                           (v) Tenant shall deliver to Landlord on behalf
of the Key Shareholders a counterpart original of the fully-executed Tag-Along Agreement by November 5, 2002;

                           (vi) Tenant shall deliver to Landlord a
counterpart original of the fully-executed Voting Agreement by November 5, 2002; and

                           (vii) Upon satisfaction of the conditions set
forth in Paragraph 7(a), the conveyance of the Security Deposit by Tenant to Landlord shall be effective subject to the provisions of Paragraph 11 below.

                  (b) Landlord shall deliver the following documents:

                           (i) No later than November 4, 2002, Landlord
shall execute and deliver to Tenant two originals of this Termination Agreement, the Bill of Sale, the Warrant, the Tag-Along Agreement, and the Voting Agreement; and

                           (ii) No later than November 5, 2002, Landlord
shall deliver a Request for Dismissal without Prejudice of the entire Action with respect to all Defendants (the "First Dismissal"), and such First Dismissal shall be in the form attached hereto as Exhibit E. Landlord shall deliver the Request for Dismissal to Gordon & Rees, LLP, Attention Lizbeth R. Gordon, Esq.

                           (iii) No later than February 11, 2003, provided
Landlord's conditions set forth in Paragraph 6 are satisfied, Landlord shall deliver to Gordon & Rees, Attention Lizbeth R. Gordon, Esq., a Request for Dismissal with Prejudice of the entire Action with respect to all Defendants (the "Final Dismissal"), and such Final Dismissal shall be in the form attached hereto as Exhibit F.

         9. Failure of Conditions. If any of the conditions set forth in Paragraphs 6 or 7 above are not satisfied or are not waived within the time periods prescribed, as the same may be extended by written agreement of Landlord and Tenant in their sole and absolute discretion, then and only then the party (i.e. either Landlord or Tenant) to whom the benefit of the failed condition accrues shall be entitled to terminate this Termination Agreement by giving written notice to the other, in which case this Termination Agreement shall terminate and be of no force or effect and (i) to the extent Landlord has received from Tenant any of the following and/or any rights and benefits existing therewith: the Rent Payment, Additional Rent Payment, the Cash Payment (including Initial Cash Payment and the Subsequent Cash Payment), any Additional Cash Payment, the Bill of Sale and the Personal Property described therein, the Warrant and any common shares purchased pursuant thereto, the Tag-Along Agreement, the Voting Agreement, and the Security Deposit (including the Cash Deposit and the Letter of Credit) (collectively, the "Termination Consideration"), Landlord shall promptly return and refund, as applicable, such Termination Consideration, and the terms and provisions of the Termination Agreement and its related documents delivered by Tenant hereunder shall be deemed to no longer inure to the benefit of Landlord or its successors and assigns in any regard, and
(ii) to the extent Tenant has received from Landlord the First Dismissal (without prejudice), Landlord shall be entitled to pursue its claims in the Action. In the event of a termination of this Termination Agreement, pursuant to the provisions of this Paragraph 9, the Lease shall remain in full force and effect and unmodified, and each of Landlord and Tenant shall be entitled to enforce their respective rights pursuant to the Lease. In addition, in the event of any termination of this Termination Agreement, notwithstanding any provisions to the contrary of this Termination Agreement with the exception of Paragraph 11 below, including without limitation the above provisions of this Paragraph 9, Landlord shall be entitled to retain, subject to Paragraph 11 below, the Cash Deposit as a portion of the Security Deposit under the Lease, and shall in addition be entitled to retain the cash received by Landlord pursuant to the Letter of Credit as the remainder of the Security Deposit under the Lease until such time, if ever, that Tenant replaces the Letter of Credit with a substitute letter of credit issued by a bank and in a form reasonably acceptable to Landlord. Landlord and Tenant each agree that, notwithstanding any term or provision of this Termination Agreement and/or any other agreements represented by the exhibits attached hereto, neither Landlord nor Tenant shall have any grounds for termination of this Termination Agreement and/or any other aforementioned agreements except in the case of a failure of any of the conditions in Paragraph 6 or 7 above, as applicable.

         10. Surrender of Premises. Tenant has vacated and surrendered the Premises to Landlord in its current "AS-IS" condition, notwithstanding any requirements to the contrary contained in the Lease. Landlord's acceptance of any of the Termination Consideration shall be deemed Landlord's acceptance of the condition of the Premises as of the Termination Date. Notwithstanding anything to the contrary contained in the Lease or this Termination Agreement, Tenant shall not be required to remove the Personal Property or any Alterations or other property of Tenant from the Premises, or be responsible for the cost of any such removal.

         11. Security Deposit. Landlord and Tenant acknowledge that Landlord presently holds as the Security Deposit under the Lease consisting of (i) a cash deposit in the amount of Two Million Nine Hundred Forty Thousand Dollars ($2,940,000.00) (the "Cash Deposit") and (ii) a letter of credit in the amount of Five Million Eight Hundred Seventy Eight Thousand One Hundred and Forty Three Dollars ($5,878,143.00) (the "Letter of Credit"). Upon satisfaction of the condition set forth in Paragraph 6(b) above, Tenant agrees that Landlord shall promptly draw down the entire amount of the Letter of Credit. Landlord covenants to deliver to the issuing bank under the Letter of Credit within two (2) business days following the satisfaction of the conditions described in Paragraph 6(b) above all documentation reasonably necessary to enable Landlord to obtain the proceeds of the Letter of Credit. As partial consideration for Landlord's agreement to terminate the Lease and dismiss the Action in the manner set forth herein, Tenant hereby agrees, provided the Lease remains terminated and this Termination Agreement remains in full force and effect, that Landlord shall be entitled to retain for its own account (x) the entire Cash Deposit ($2,940,000.00) and (y) all proceeds of the Letter of Credit ($5,878,143.00). Tenant hereby acknowledges and agrees that upon satisfaction of the conditions described in Paragraph 7(a) and (b) above, and provided the Lease remains terminated and this Termination Agreement remains in full force and effect, Tenant shall have no rights whatsoever with respect to any portion of the Cash Deposit or Letter of Credit proceeds, and that such proceeds shall be retained by Landlord free of any claim of Tenant. In the event that the Lease is reinstated for any reason whatsoever under this Termination Agreement or otherwise, the full proceeds from the Cash Deposit shall be retained by Landlord as a cash security deposit pursuant to the provisions of the Lease, as well as the cash proceeds deriving from the Letter of Credit until such time, if ever, as the cash proceeds deriving from the Letter of Credit are replaced by a new letter of credit in a form and from an issuing bank reasonably acceptable to Landlord, at which time such cash proceeds derived from the Letter of Credit shall be repaid by Landlord to Tenant. Tenant agrees to promptly execute any further documentation required by the issuing bank under the Letter of Credit to effectuate the terms and conditions of this Paragraph 11.

         12. No Assignment or Encumbrance. Following its execution of this Termination Agreement, Tenant agrees not to assign, sublet or otherwise transfer the Lease or the Premises, or any portion thereof, or any of Tenant's interest therein, or any of the Personal Property. Tenant warrants and represents to Landlord that it has not assigned the Lease or sublet or transferred the Premises, or any portion thereof, or any of its interest therein, prior to its execution of this Termination Agreement. Tenant further represents and warrants that Tenant has not conveyed, encumbered, or otherwise transferred any interest in all or any portion of the Personal Property.

         13. Releases.

                  (a) Effective as of the Termination Date, and provided that this Termination Agreement remains in full force and effect, Landlord fully and unconditionally releases and discharges Tenant and its agents, employees, officers, directors and shareholders from all duties, liabilities and obligations arising from, under, or related to the Lease, including, without limitation, the Action and any cause of action of any nature, both known and unknown claims, including but not limited to causes of action arising out of or in connection with the Lease, the Action or any other obligations or duties of Tenant thereunder.

                  (b) Effective as of the Termination Date, and provided that this Termination Agreement remains in full force and effect, Tenant hereby fully and unconditionally releases and discharges Landlord and its agents, employees and members from all obligations arising from, under or related to the Lease, including, without limitation, any cause of action of any nature, both known and unknown claims, including but not limited to causes of action arising out of or in connection with the Lease, the Action or any other obligations or duties of Landlord thereunder.

                  (c) The release and discharge of Landlord or Tenant as stated above does not extend to breaches of the obligations of Landlord or Tenant, as the case may be, under this Termination Agreement, and any material misrepresentation in this Termination Agreement.

                  (d) With respect to the matters released herein, each of the parties expressly waives the provisions of California Civil Code section 1542, which provides:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

                  TK                                           JP
                  Landlord Initials                            Tenant Initials

                  (e) Landlord and Tenant agree that this Termination Agreement may be used to obtain an injunction against the other party to enjoin that party from prosecuting any of the claims released herein. This Termination Agreement may also be used to obtain the specific performance of any party hereunder who fails to perform as agreed in this Termination Agreement. If such injunction or specific performance is sought and granted, any party enjoined or whose specific performance is ordered must pay the moving party's attorneys' fees and costs.

         14. Certification to Landlord: Tenant hereby certifies to Landlord, with respect to Tenant's right in occupancy of the Premises, that the following statements are true as of the date hereof:

                  (a) Tenant owns and holds the entire interest of Tenant under the Lease;

                  (b) There exist no subleases entered into by Tenant affecting the Premises or any part thereof;

                  (c) Tenant has not assigned, transferred, conveyed or encumbered Tenant's interest under the Lease or any part thereof;

                  (d) Tenant has full authority to execute and deliver this Termination Agreement, and the undersigned signatory has received authority from Tenant to act on its behalf and execute and deliver this Termination Agreement to Landlord (and such Termination Agreement is binding and enforceable against Tenant in accordance with its terms);

                  (e) Subject to the terms and provisions of the Bill of Sale, Tenant has not conveyed, encumbered, or otherwise transferred any interest in the Personal Property or any portion of the Personal Property;

                  (f) The condensed consolidated balance sheet of Tenant, attached hereto as Exhibit G is the same balance sheet distributed by Tenant to the public in connection with its announcement of the results for its second fiscal quarter; and

                  (g) The summary of the capital structure of the Tenant (on a fully-diluted basis) attached hereto as Exhibit H is true and correct in all material respects as of the date indicated. If there are any inaccuracies that are detrimental to the Landlord, Tenant shall immediately cause to be delivered additional common stock shares to Landlord under the same terms as the Warrant to remedy any inaccuracies, and Landlord agrees to accept same in full satisfaction.

         15. Certification to Tenant. Landlord hereby certifies to Tenant the following:

                  (a) Landlord owns and holds all right, title, and interest of the Landlord in and to the Premises, including without limitation, all right, title, and interest in and to the Lease; and

                  (b) Landlord has full and complete authority to execute and deliver this Termination Agreement to Tenant, no further consent from any person, including but not limited to any lender, is required for this Termination Agreement to become effective, and the undersigned signatory has received authority from Landlord to act on its behalf and execute and deliver this Agreement to Tenant (and such Termination Agreement is binding and enforceable against Landlord in accordance with its terms).

         16. Indemnification.

                  (a) Tenant shall indemnify, defend and hold harmless Landlord from and against any and all loss, damage, injury, liability, claim, cause of action, action, judgment, cost or expense (including, without limitation, reasonable attorney's fees but excluding consequential damages) with respect to any violation or breach of any of the provisions of Paragraph 14 of the Termination Agreement, and such indemnification, defense and hold harmless obligation shall survive the termination of the Lease.

                  (b) Landlord shall indemnify, defend and hold harmless Tenant from and against any and all loss, damage, injury, liability, claim, cause of action, action, judgment, cost or expense (including, without limitation, reasonable attorney's fees but excluding consequential damages) with respect to any violation or breach of any of the provisions of Paragraph 15 of the Termination Agreement, and such indemnification, defense and hold harmless obligation shall survive the termination of the Lease.

                  (c) Tenant shall indemnify, defend and hold harmless Landlord from and against any and all loss, damage, injury, liability, claim, cause of action, action, judgment, cost or expense (including, without limitation, reasonable attorney's fees but excluding consequential damages) arising from any lawsuit filed against Landlord by any third party, including creditors and shareholders of Tenant, with respect to the subject matter of this Termination Agreement or any of the transactions contemplated hereby, except to the extent the foregoing results from any breach, negligence or willful misconduct of Landlord, in which case Landlord shall indemnify, defend and hold harmless Tenant from all such results. Such indemnification, defense and hold harmless obligations shall survive the termination of the Lease.

         17. Attorneys' Fees. In the event that either party to this Termination Agreement shall institute any action or proceeding against the other party arising out of or based upon this Termination Agreement, or by reason of any default hereunder, the prevailing party in such action or proceeding shall be entitled to recover from the other party all costs of such action or proceeding, including reasonable attorneys' fees.

         18. Costs. Each party shall bear its own costs, including brokerage and attorneys' fees, with respect to the termination of the Lease and the execution and delivery of this Termination Agreement. Landlord acknowledges that any brokerage and attorneys' fees incurred in reletting the Premises shall be borne entirely by Landlord, provided the Lease is not reinstated under the terms of this Termination Agreement.

         19. Entire Agreement. This Termination Agreement (and the exhibits attached hereto) represent the entire understanding between the parties hereto with respect to the early termination of the Lease. This Termination Agreement shall not be modified by either party by oral representation made before or after the execution of this Termination Agreement, and all modifications shall be in writing signed by the party against whom enforcement of such modification is to be sought.

         20. Conflict. Notwithstanding any other term or provision in this Termination Agreement, in the event of any conflict or inconsistency between a specific term and/or provision of the Lease and a specific term and/or provision of this Termination Agreement, the relevant specific term and/or provision of this Termination Agreement shall prevail for purpose of resolving any such conflict or inconsistency. Further, notwithstanding any other term or provision in this Termination Agreement, in the event of any conflict or inconsistency between a specific term and/or provision of this Termination Agreement without exhibits thereto, on the one hand, and this Termination Agreement with exhibits thereto, on the other hand, the relevant specific term and/or provision of this Termination Agreement without the specific term and/or provision of the relevant exhibit thereto that creates the conflict or inconsistency shall prevail for purpose of resolving any such conflict or inconsistency.

         21. Notices. Except as otherwise expressly provided in this Termination Agreement, all notices desired or required to be given under this Termination Agreement shall be delivered in the manner and to the addresses set forth for Landlord and Tenant in the Lease.

         22. Successors and Assigns. This Termination Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         23. Reliance. Landlord acknowledges that Tenant is relying on Landlord's representations and agreements made in this Termination Agreement and based upon that reliance, shall make public statements regarding the termination of the Lease consistent with the terms of this Termination Agreement. Landlord and Tenant acknowledge that if Landlord were to breach the terms of this Termination Agreement, Tenant would be severely damaged; and, in the event of such breach, Landlord agrees that it shall indemnify, defend and hold harmless Tenant from all damages arising therefrom. Tenant acknowledges that Landlord is relying on Tenant's representations and agreements made in this Termination Agreement, and in the event that Tenant were to breach the terms of this Termination Agreement, Landlord would be severely damaged. In such event, Tenant agrees that it shall indemnify, defend, and hold harmless Landlord from all damages arising therefrom.

         24. Reinstatement. Tenant agrees that in the event that the consideration paid by the Tenant to Landlord, hereunder, is declared by a court of competent jurisdiction to be fraudulent or preferential, and is required in whole or in part to be paid over to a trustee, debtor-in-possession, receiver or similar party, under any local, state, federal, or other insolvency law or laws providing for relief to debtors, or in equity, then Landlord shall have all the rights available to it under the Lease, as if the Lease had not been terminated, and the Lease shall be deemed to be reinstated.

         25. No Other Adverse Proceedings. Landlord and Tenant each represent and Warrant that (a) neither it, nor its agents, employees, officers, directors, shareholders and/or members have filed or caused to be filed any complaints, charges, lawsuits, requests for relief or any other claim of any nature whatsoever against the other party or its agents, employees, officers, directors, shareholders and members concerning any of the subject matter underlying or covered by this Termination Agreement and/or the agreements represented by exhibits thereto, the Lease or the Action with any local, county, state and/or federal agency and/or court, and (b) neither party nor the aforementioned other related persons or entities shall file and/or cause to be filed any such complaints, charges, lawsuits, requests for relief or any other claims of any nature whatsoever against the other party or its same related persons or entities concerning any of the aforementioned subject matter with any of the same entities.

         26. Severability. If any term or provision of this Termination Agreement (including exhibits thereto) is for any reason held to be invalid, unenforceable or contrary to any public policy, law, statute and/or ordinance, then the remainder of this Termination Agreement (including exhibits thereto) shall not be affected thereby and shall remain valid and fully enforceable.

         27. Counterparts. This Termination Agreement may be executed in counterparts and all so executed shall constitute an agreement that shall be binding upon all parties and their successors and assigns.

         28. Waiver. Any purported or actual waiver on the part of one party, by that party's performance in whole or part under this Termination Agreement or by any other conduct of that party, notwithstanding the breach by the other party of any term, covenant or condition contained in this Termination Agreement, shall not be deemed to be a waiver of such term, covenant or condition.

         29. Construction. The language of all parts of this Termination Agreement shall in all cases be construed to have been drafted and prepared by all parties and their counsel.

         IN WITNESS WHEREOF, the parties have executed this Termination Agreement as of the date first written above.


LANDLORD:                                            TENANT:
LIMAR REALTY CORP. #30,                              NIKU CORPORATION,
a California corporation                             a Delaware corporation


By:   /s/ Theodore H. Kruttschnitt                By:   /s/ Joshua Pickus
   -------------------------------                   ------------------------
Name: Theodore H. Kruttschnitt                    Name: Joshua Pickus
Its:  President                                   Its:  CFO

                                                              EXHIBIT 10.2




                              NIKU CORPORATION

                              VOTING AGREEMENT

         THIS VOTING AGREEMENT (the "Agreement") is entered into as of October 31, 2002 between Niku Corporation, a Delaware corporation (the "Company") and Limar Realty Corp. #30, a California corporation (the "Warrant Holder").

                                 RECITALS:

         WHEREAS, in connection with the full and final settlement of the Company's obligations under a certain lease, among other actions taken or to be taken, the Company has issued to the Holder, as of the date hereof, a warrant (the "Warrant") to purchase 14,450,000 shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"); and

         WHEREAS, the Warrant Holder is entering into this Agreement in order to induce the Company to execute and deliver the Termination of Lease Agreement dated as of the date hereof, between the Company and the Warrant Holder (the "Termination Agreement") and to consummate the transactions contemplated thereby.

         NOW, THEREFORE, in consideration of the promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, the parties hereto agree as follows:

                                 ARTICLE 1

                                   VOTING

         1.1 Warrant Shares.

The Warrant Holder agrees to hold all 14,450,000 shares beneficially owned by it as of the date hereof (the "Common Shares") subject to, and to vote the Common Shares (following issuance thereof in whole or in part in connection with the exercise of the Warrant at any time and from time to time) in accordance with, the provisions of this Agreement.

         1.2 Voting; Irrevocable Proxy.

The Warrant Holder agrees to vote the Common Shares on any matter presented to stockholders of the Company (and to consent in respect of the Common Shares on any matter in respect of which written consents are solicited) at the Warrant Holder's option between clauses (a) and (b) (but in every case to vote as set forth in clause (a) or clause (b)), (a) in the case where the Company's Board of Directors has made a recommendation to the Company's stockholders to vote in favor of or against any matter presented at such meeting (or has made a recommendation to the Company's stockholders to deliver a written consent to any matter in respect of which written consents are solicited), in the manner so recommended by the Company's Board of Directors (it being understood, in the case where the Company's Board of Directors shall have changed its recommendation in respect of such matter to the Company's stockholders, that such vote (or consent) shall be in the manner most recently recommended by the Company's Board of Directors) or (b) in the same proportion as all other shares of Common Stock which are present at the applicable meeting and eligible to vote are actually voted (for such purposes ignoring all abstentions and broker non-votes), or, in the case where written consents are solicited or otherwise sought from stockholders of the Company with respect to any matter presented to stockholders of the Company, to consent in favor of such matter in the same proportion as all other shares of Common Stock eligible to consent with respect to such matter validly consented thereto; provided, however, in all instances the votes cast in the case of a stockholder meeting (or consents) in respect of all shares of Common Stock owned by Farzad Dibachi, Rhonda Dibachi and any partnership, corporation, limited liability company, trust, or other entity of which Farzad Dibachi or Rhonda Dibachi is an officer, director, trustee, or managing member, or is directly or indirectly a stockholder, member, partner or otherwise holder of a beneficial interest (collectively, "Dibachi Shares")(and, in the case of solicited written consents, all Dibachi Shares) shall be ignored in calculating such proportion.

This Proxy shall be exercised in accordance with clause (b) above unless the Warrant Holder shall have indicated to the proxy holder no later than five days in advance of the applicable meeting date (or, in the case of any written consent solicitation, no later than five days in advance of the date on which written consents received in respect of the applicable matter become effective provided that the written consent solicitation was given to the Warrant Holder at least 10 days prior to the applicable effective date) that it elects to have the Common Shares voted in the manner indicated in clause (a) above, in which case this proxy shall be exercised in accordance with clause (a) above.

Contemporaneously with each exercise of the Warrant, and as a condition to any issuance by the Company of Common Shares thereunder, the Warrant Holder shall deliver to the Company a proxy in the form attached to this Agreement as Exhibit A, which (except as provided therein) shall be irrevocable prior to the Expiration Date (as defined below) to the fullest extent permitted by law, with respect to the Common Shares (the "Proxy").

         1.3 Legend.

                  1.3.1. The Warrant Holder acknowledges that upon issuance of any Common Shares, there shall be imprinted or otherwise placed, on certificates representing the Common Shares the following restriction legend (the "Legend"):

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TERMS AND CONDITIONS OF A VOTING AGREEMENT ("VOTING AGREEMENT") WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. SUBJECT TO CERTAIN EXCEPTIONS AS SET FORTH IN THE VOTING AGREEMENT, ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH VOTING AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS."

                  1.3.2. Subject to the provisions of Section 1.4 below, the Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance or otherwise) the Legend for any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent Common Shares theretofore represented by a certificate carrying the Legend.

         1.4 Successors. Except in respect of any sale or sales of any Common Shares effected pursuant to any public trading market for the Common Stock to a third party unaffiliated with the Warrant Holder (including, without limitation, any Nasdaq market), which shares shall no longer be deemed "Common Shares" for purposes of this Agreement or any proxy granted pursuant hereto, (a) the provisions of this Agreement shall be binding upon the successors in interest to any of the Common Shares and (b) the Company shall not permit the transfer of any of the Common Shares on its books or issue a new certificate representing any of the Common Shares unless and until the person to whom such security is to be transferred shall have executed a written Agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were the Warrant Holder.

         1.5 Other Rights. Except as provided by this Agreement, the Warrant Holder can exercise the full rights of a stockholder with respect to the Common Shares upon issuance thereof.

                                 ARTICLE 2

                                TERMINATION

This Agreement shall continue in full force and effect from the date hereof through the earlier of (such date, the "Expiration Date") (a) the date upon which the Warrant Holder and its affiliates shall have sold the last of the Common Shares (or upon expiration of the Warrant without exercise thereof), or (b) the closing of any merger or consolidation of the Company with any other corporation or other entity, or other corporate reorganization of the Company, in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction or the closing of the sale of all or substantially all of the assets of the Company (not including for such purpose any transaction resulting in the acquisition by Farzad Dibachi or his affiliates of more than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction).



                                 ARTICLE 3

                               MISCELLANEOUS

         3.1 Ownership. The Warrant Holder represents and warrants to the Company that (a) it now owns the Warrant, and upon issuance, will own the Common Shares, free and clear of liens or encumbrances, and has not and will not execute or deliver any proxy or enter into any other voting agreement or similar arrangement in respect of the Common Stock and (b) it has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation, of the Warrant Holder enforceable in accordance with its terms.

         3.2 Further Action. Except in respect of any sale or sales of Common Shares effected pursuant to any public trading market for the Common Stock (including, without limitation, any Nasdaq market), if and whenever any beneficial ownership interest in the Common Shares is transferred, the Warrant Holder shall do all things and execute and deliver all documents and make all transfers and cause any transferee of the Common Shares to do all things and execute and deliver all documents, as may be necessary to consummate such sale consistent with this Agreement.

         3.3 Specific Performance. The parties hereto hereby declare that is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under Agreement and agree that the terms of this Agreement shall be specially enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereto, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

         3.4 Governing Law. This Agreement, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware as such apply to agreements among Delaware residents made and to be performed entirely within the State of Delaware.

         3.5 Amendment. This Agreement may be amended only by an instrument in writing signed by the Company and the Warrant Holder.

         3.6 Severability. If any provision of this Agreement is held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

         3.7 Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, assigns other legal representatives.

         3.8 Additional Shares. In the event that subsequent to the date of this Agreement any shares or other securities (other than any share or security of another corporation issued to the Company's stockholders pursuant to a plan of merger or other reorganization satisfying the description in Article 2) are issued on, or in exchange for, Common Shares by reasons of any stock dividend, stock split, consolidation of shares, reclassification or consolidation involving the Company, such shares or securities which are issued to Warrant Holder shall be deemed to be Common Shares for purposes of this Agreement, and each certificate representing such shares shall bear the legend set forth in Section 1.3.1.

         3.9 Counterparts. This Agreement may be executed in or more counter parts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

         3.10 Waiver. No waivers of any breach of this Agreement extended by any party hereto any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

         3.11 Entire Agreement. This Agreement and the exhibits hereto, along with the Warrant and the Termination Agreement, constitute the full and entire understanding and agreement between the parties with regard to the subject hereof and thereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants, and agreements except as specifically set forth herein and therein.

         IN WITNESS WHEREOF, the parties hereto have executed the Voting Agreement as of the date set forth in the first paragraph hereof.

COMPANY                              WARRANT HOLDER

NIKU CORPORATION                     LIMAR REALTY CORP. #30


By:     /s/ Joshua Pickus            By:     /s/ Theodore H. Kruttschnitt
    ---------------------               ---------------------------------
Name:   Joshua Pickus                Name:   Theodore H. Kruttschnitt
Title:  CFO                          Title:  President




                                 EXHIBIT A

                         FORM OF IRREVOCABLE PROXY

                  The undersigned, Limar Realty Corp. #30, a California corporation (the "Warrant Holder"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Niku Corporation, a Delaware corporation (the "Company"), the attorney and proxy of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to all the outstanding shares of capital stock of the Company owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy (the "Common Shares"). Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Common Shares are hereby revoked, and the undersigned agrees that no subsequent proxies will be given with respect to any of the Common Shares except in connection with any subsequent exercise of the Warrant, at which time such subsequent proxy shall cover all Common Shares owned of record by the undersigned at such time.

                  This proxy is irrevocable, is coupled with an interest, is granted pursuant to the undersigned's obligations under the Voting Agreement dated as of October 31, 2002, between the Company and the undersigned (the "Voting Agreement") and is granted in consideration of the Company having entered into the Termination Agreement of even date herewith and providing the Termination Consideration (as such term is defined in the Termination Agreement) thereunder. Capitalized terms used but not defined in this irrevocable proxy have the meanings ascribed to them in the Voting Agreement.

                  The attorney and proxy named above (and its successor(s)) will be empowered, and may exercise this irrevocable proxy, to vote the Common Shares at any meeting of the stockholders of the Company, however called, and at every adjournment or postponement thereof, or in connection with any solicitation of written consents from stockholders of the Company, to vote the Common Shares (or consent in respect of the Common Shares), at the Warrant Holder's option and subject to the next paragraph hereof, (a) in the case where the Company's Board of Directors has made a recommendation to the Company's stockholders to vote in favor of or against any matter presented at such meeting (or has made a recommendation to the Company's stockholders to deliver a written consent to any matter in respect of which written consents are solicited), in the manner so recommended by the Company's Board of Directors (it being understood, in the case where the Company's Board of Directors shall have changed its recommendation in respect of such matter to the Company's stockholders, that such vote (or consent) shall be in the manner most recently recommended by the Company's Board of Directors) or (b) in the same proportion as all other shares of Common Stock which are present at such meeting and eligible to vote are actually voted (for such purposes ignoring all abstentions and broker non-votes), or, in the case where written consents are solicited or otherwise sought from stockholders of the Company, to consent in favor of such matter in the same proportion as all other shares of Common Stock eligible to consent with respect to such matter validly consent thereto; provided, however, in all instances the votes cast in the case of a stockholder meeting (or consents) in respect of all shares of Common Stock owned by Farzad Dibachi or Rhonda Dibachi or any partnership, corporation, limited liability company, or other entity of which Farzad Dibachi or Rhonda Dibachi is an officer, director, trustee or managing member, or is directly or indirectly a stockholder, member, partner, or otherwise holder of a beneficial interest (collectively, "Dibachi Shares")(and, in the case of solicited written consents, all Dibachi Shares), shall be ignored in calculating such proportion.

                  This proxy shall be exercised in accordance with clause
(b) above unless the Warrant Holder shall have indicated to the proxy holder no later than five days in advance of the applicable meeting date (or, in the case of any written consent solicitation, no later than five days in advance of the date on which written consents received in respect of the applicable matter become effective provided that the written consent solicitation was given to the Warrant Holder at least 10 days prior to the applicable effective date) that it elects to have the Common Shares voted in the manner indicated in clause (a) above, in which case this proxy shall be exercised in accordance with clause (a) above.

                  The undersigned acknowledges that it may not vote (or grant any consent with respect to) the Common Shares on any matter.

                  Except in respect of any sale or sales of any Common Shares effected pursuant to any public trading market for the Common Stock to a third party unaffiliated with the Warrant Holder (including, without limitation, any Nasdaq market), which shares shall no longer be deemed "Common Shares" for purposes of this Agreement or any proxy granted pursuant hereto, this proxy shall be binding upon the estate, executors, successors and assigns of the undersigned (including any transferee of any of the Common Shares.

                  If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

                  This proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date (as defined in the Voting Agreement).



[Continued on next page]


Number of shares of common stock of the Company owned of record as of the date of this proxy, giving effect to the exercise of the Warrant in connection with which this proxy is being delivered:


_______________




Dated: ___________, 200_


           LIMAR REALTY CORP. #30

           By:____________________________________

           Name: Theodore H. Kruttschnitt

           Title: President

                                                              EXHIBIT 10.3





                                BILL OF SALE

                  THIS BILL OF SALE ("Bill of Sale") is made and entered into as of October 31, 2002, by NIKU CORPORATION, a Delaware corporation ("Niku"), to and for the benefit of LIMAR REALTY CORP #30, a California corporation ("Limar").

                              R E C I T A L S

                  WHEREAS, Niku is the present lessee of certain real property known as 350 Convention Way, located in the City of Redwood City, County of San Mateo, State of California (the "Premises");

                  WHEREAS, Niku and Limar intend to terminate Niku's lease of the Premises from Limar pursuant to that certain Termination of Lease Agreement dated October 31, 2002 (the "Termination Agreement");

                  WHEREAS, Niku has agreed under the Termination Agreement to transfer and convey to Limar the Personal Property as partial consideration for Limar's obligations under the Termination Agreement; and

                  WHEREAS, Niku desires to convey all of Niku's right, title and interest in, to and under the Personal Property (as defined below) to Limar, effective as of the "Termination Date" under the Termination Agreement.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Niku hereby agrees as follows:

                             A G R E E M E N T

         1. Effective as of the Termination Date, Niku does hereby unconditionally, absolutely, and irrevocably grant, bargain, sell, transfer, assign, convey, set over and deliver unto Limar all of Niku's right, title and interest in and to all of that certain tangible personal property, equipment and supplies owned by Niku described on Schedule 1 attached hereto (collectively, the "Personal Property").

         2. Niku hereby covenants that it has received a release agreement with respect to the Personal Property from Mid-Peninsula Bank attached hereto as Schedule 2. Niku represents and warrants to Limar that Niku has good, valid and marketable title to all of the Personal Property and has transferred to and vested in Limar good and marketable title to each item of the Personal Property herein conveyed, free and clear of any and all options, liens, mortgages, pledges, security interests, prior assignments, encumbrances, covenants, restrictions, claims and any other matters affecting title. Niku warrants that it has full power and authority to convey the Personal Property. Niku is hereby conveying the Personal Property to Limar, to have and to hold, absolutely and unconditionally, and Niku does hereby bind itself, its successors and assigns, to warrant and defend the title to such Personal Property to Limar and its successors and assigns against every person making claim thereto forever.

         3. The Personal Property is being acquired by Limar and conveyed by Niku and is being delivered by Niku to Limar in an "AS IS, WHERE IS" condition on the Termination Date, and in its then present condition, "with all faults", including, but not limited to, both latent and patent defects, and Limar shall rely upon its own examination thereof. Other than as set forth expressly in this Bill of Sale, no warranties, express or implied are made by Niku concerning the Personal Property, including, but not limited to, warranties of merchantability or fitness for a particular purpose, or quality.

         4. Niku shall execute and deliver such further instruments of, conveyance, transfer and assignment and take such other actions reasonably requested by Limar in order to more effectively bargain, assign, transfer, convey to and vest in Limar all rights and title to the Personal Property conveyed to Limar, as specified herein.

         5. This Bill of Sale shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

         6. This Bill of Sale and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its principles of conflicts of law.

         7. Niku is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         8. In the event that either party to this Bill of Sale shall institute any action or proceeding against the other party arising out of or based upon this Bill of Sale, or by reason of any default hereunder, the prevailing party in such action or proceeding shall be entitled to recover from the other party all costs of such action or proceeding, including reasonable attorneys' fees.

         IN WITNESS WHEREOF, this Bill of Sale was made and executed as of the date first above written.

         Niku:

         NIKU CORPORATION,
         a Delaware corporation

         By:    /s/ Joshua Pickus
            ---------------------
         Name:  Joshua Pickus
         Its:   CFO




         Agreed and Accepted

         Limar:

         LIMAR REALTY CORP. #30,
         a California corporation

         By:    /s/ Theodore H. Kruttschnitt
            --------------------------------
         Name:  Theodore H. Kruttschnitt
         Its:   President

                                                               EXHIBIT 99.1

Investor Contact:                        Media Contact:
----------------                         -------------

Stephanie Tawn                           Rick Downer
Niku Corporation                         Niku Corporation
650-701-2732                             650-298-4691
stawn@niku.com                           rdowner@niku.com

FOR IMMEDIATE RELEASE



NIKU SUCCESSFULLY TERMINATES MAJOR FACILITY LEASE

         Agreement with Landlord Eliminates $122 Million Obligation


REDWOOD CITY, Calif., November 7, 2002 - Niku Corporation (Nasdaq: NIKU) announced today that it has terminated a major facility lease.

The lease covered the Company's former headquarters at 350 Convention Way, Redwood City, California, and had a term of 15 years from its commencement date in August 2001. The Company's future liabilities under the lease were approximately $122 million before mitigation by the landlord.

In consideration for the termination, the Company agreed to release security deposits of approximately $8.8 million, make termination payments of approximately $7.6 million, transfer the furniture located in the facility, and issue a warrant for 14,450,000 shares of Common Stock at an exercise price of $0.0001 per share. In connection with the termination, the landlord executed a Voting Agreement giving the Company the right to vote the shares issuable under the warrant in the event the warrant is exercised.

The Company had approximately $17.0 million in cash and cash equivalents at the end of its third fiscal quarter on October 31, 2002. The Company made approximately $5.6 million of the cash termination payments in the first week of November. The remaining cash termination payments, approximately $2.0 million, will be made in February 2003. Release of the security deposits does not affect the Company's cash balance because the security deposits have not been included in the Company's cash balance.

Joshua Pickus, Niku's chief financial officer, said "We are pleased to have this lease termination behind us. The security deposits of $8.8 million were not available for the Company to use until the end of the lease term in 2016. The cash termination payments of $7.6 million represent less than 15 months of payments under the lease had it remained in force. Going forward, this lease termination significantly reduces the amount of cash Niku will be required to devote to facilities and allows us to concentrate our spending in areas that directly benefit customers."

The Company accrued a substantial portion of the termination costs in the second fiscal quarter ended July 31, 2002 based on estimates of the termination costs. The Company's third quarter results will include in restructuring expense an additional charge of approximately $3.0 million to reflect changes in the termination agreement and an increase in the value of the warrant based on the increase in the price of the Company's Common stock during the third quarter.

As part of its restructuring program, Niku has also terminated leases in Arlington, Texas, Atlanta, Georgia, Bellevue, Washington, Danville, California and Lincolnshire, Illinois.

About Niku

Niku Corporation develops enterprise application software for Services Relationship Management (SRM), software that cuts costs and increases revenues by automating internal services and the relationships between them. Niku SRM enables companies to streamline their mid-office departments -- IT, R&D, consulting services, marketing, legal, and more--by combining project management, resource management, financial management, opportunity management and knowledge management with collaboration, extranets, and an executive dashboard, all in one integrated Web-native application. ## Note:
Niku is a registered trademark of Niku Corporation in the United States and certain other countries. The Niku logo is a trademark of Niku Corporation. Forward-Looking Statements The financial results contained in this press release are preliminary and subject to revision. Statements or information in this press release other than statements of historical fact contain predictions, estimates and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. These forward looking statements include, but are not limited to, statements regarding projected lease termination payments, projected use of the Company's resources and projected restructuring charges. All forward-looking statements included in this press release are based upon information available to Niku as of the date of the release, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, but are not limited to the risks and uncertainties detailed in the Company's Form 10-K filed on April 19, 2002 and in its other filings with the Securities and Exchange Commission.